                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF QUANTA SERVICES APPEARS HERE]


                                October 23, 1998

United States Securities and
     Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen::

     You have requested the undersigned's opinion in his capacity as Vice President and General Counsel of Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 23, 1998, as the same may be amended or supplemented from time to time (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of the sale of up to 508,436 shares of the Company's Common Stock, par value $0.00001 per share (the "Common Stock"), which may be offered and sold from time to time by the Selling Stockholders identified in the Registration Statement.

     With respect to the foregoing, the undersigned has examined such documents and questions of law as the undersigned deemed necessary to render the opinions expressed below. Based upon the foregoing, the undersigned is of the opinion that the Common Stock was duly and validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

     The undersigned consents to the use of this opinion as Exhibit 5.1 to the Registration Statement.

     This opinion letter is as of the date hereof, and the undersigned undertakes no obligation, and expressly disclaims any obligation, to advise you of any change in the matters set forth herein. Please note that the opinions expressed herein relate only to the matters specifically set forth, and no opinion is implied or should be inferred as to any other matters.

                              Sincerely,


                              By: /s/ Brad Eastman
                                  -----------------------------------
                                  Brad Eastman
                                  Vice President and General Counsel